UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

Bantek, Inc.

d/b/a Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Hamilton Street, West Haven, CT 06516

(address of principal executive offices) (zip code)

(203) 220-2296

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 13, 2016, we entered into a senior secured credit facility agreement (the “Credit Facility” or the “Agreement”) with TCA Global Credit Master Fund L.P (“TCA”) to provide capital for the acquisition of HowCo. We had the ability to borrow up to $6,500,000, subject to certain conditions and approval by TCA, with an initial loan at closing of $3,500,000. The Credit Facility is secured by substantially all our assets and our subsidiaries and under the terms of the Credit Facility, except in limited circumstances, we are not permitted to encumber any of our assets, sell any shares of common stock or incur additional indebtedness without TCA’s prior written consent. All of our assets, including the assets of Howco, are secured by the TCA credit facility, which could be sold by TCA to satisfy the debt we owe it should we not be able to repay TCA in full.

The Credit Facility originally bore interest at a rate of 18%, required monthly payments of $52,500 which was interest only starting on October 13, 2016 through February 13, 2017, and monthly payments, including interest and principal, of $298,341 starting on March 13, 2017 through maturity on March 13, 2018.

As previously disclosed in the Company’s 10-K for the period ending September 30, 2017, in April 13, 2017, the Company received a default notice from TCA and was given a 10-day period to cure the default. The note became convertible and the interest rate increased to 25% (default rate) upon expiration of the default cure period, as the default was not cured. From March 2017 through October 2018, the Company did not make the required monthly contracted payments. We have been in discussions with TCA and TCA agreed informally to work with us to achieve our business plan as long as we are continuing to make progress in that regard.

Effective October 30, 2018, the registrant, Bantek, Inc d/b/a Drone USA, Inc. (“Drone USA”), entered into a First Amendment to Settlement Agreement dated October 30, 2018, with TCA Global Credit Master Fund, LP (“TCA”) under which Drone USA issued to TCA a Second Replacement Convertible Promissory Note (the “Note”) in the principal amount of $6,018,192.42.

The Note has a term of 26 months, has a reduced interest rate of 12% and requires reduced monthly payments on a Payment Schedule labeled “Exhibit A” to the Note. The Note also has a conversion rate for any unpaid principal and interest and a conversion price which is at a price equal to: (i) the Conversion Amount (the numerator) divided by (ii) eighty-five percent (85%) of the lowest of the daily volume weighted average price of the Borrower’s Common Stock during the five (5) Business Days immediately prior to the Conversion Date. No shares of Drone USA common stock can be issued to the extent TCA would own more than 4.99% of the outstanding shares of Drone USA common stock.

The foregoing is a summary of the terms of the First Amendment to Settlement Agreement and Second Replacement Convertible Promissory Note and is qualified in its entirety by the First Amendment to Settlement Agreement and Second Replacement Convertible Promissory Note attached hereto and incorporated herein as Exhibits 10.1 and 10.2, respectively.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	First Amendment to Settlement Agreement dated October 30, 2018 between Bantek, Inc. d/b/a Drone USA, Inc. and TCA Global Credit Master Fund, LP

10.2	Second Replacement Convertible Promissory Note dated October 30, 2018 Issued by Bantek, Inc. d/b/a Drone USA, Inc. to TCA Global Credit Master Fund, LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018	Bantek, Inc. d/b/a Drone USA, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

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